Exhibit 10.2

SERVICE PROVIDER AGREEMENT FOR MOBILE WALLET SYSTEM

            THIS SERVICE PROVIDER AGREEMENT FOR MOBILE WALLET SYSTEM is made on 27th of May 2013 ("Effective Date")

BETWEEN:

(1)        TELUPAY (PHILIPPINES) INC., a corporation organized and existing under and by virtue of Philippine laws with principal offices located at 6th Floor Kings Court Building 2, 2129 Don Chino Races Avenue corner DelaRosa Street, Makati City, Philippines 1230 ("TelUPay"); and

(2)        1BRO GLOBAL INC., a company organized and existing under the laws of the Philippines with principal place of business at Unit 619 City Land Mega Plaza, ADB Ave., corner Garnet Road, Ortigas Center, Pasig City, Philippines ("1BRO") .

RECITALS :

TelUPay has agreed to provide and 1BRO has agreed to receive and use the TelUPay Services as a Mobile Wallet System for 1BRO's members ("Network") guided by terms and conditions in this Service Provider Agreement.

IT IS AGREED as follows:

1.        DEFINITIONS AND INTERPRETATIONS.

1.1.        "Acceptance Certificate" is a confirmation of 1BRO's acceptance of the TelUPay Services as a mobile wallet system for the 1BRO's and its Network use as being compliant with the criteria and standard set and agreed upon by both Parties.

1.2.        "SPA" shall mean this Memorandum of Agreement.

1.3.        "Notice to Commence Testing" is issued by the TelUPay to 1BRO confirming TelUPay Services is ready for testing and evaluation.

1.4.        "Parties" shall collectively refer to TelUPay and 1BRO, and "Party" shall refer to any of the individual Parties.

1.5.        "Mobile Wallet System" shall mean 1BRO and its Network use of the TelUPay Services under Section 2 this Agreement. The Mobile Wallet System will allow 1BRO's Network to perform financial transactions using their mobile phones attached to a virtual mobile account.

1.6.        "Service Provider Agreement (SPA)" shall mean this agreement executed by and between the Parties that define the terms and conditions governing the production and/or commercial implementation of the TelUPay Services in the operations of 1BRO.

1.7.        "TelUPay Services" means the utilisation of the TelUPay's Mobile Wallet Solution for short message service (SMS) under the Mobile Wallet System providing mobile wallet functionalities, including all updates, patches or enhancements thereto, training, maintenance and support services and other deliverables and information supplied by or on behalf of the Service Provider, which will enable specific transactions allowed by the 1BRO's and its members to use the mobile financial services such as balance inquiry per account, fund transfer from own account to own account and to other account, buy airtime load, bill payment (subject to approval of a 3rd Party biller aggregator), change MPin, and history of transactions.

1.8.        "TelUPay Services Documentation" means the services manuals, user instructions, technical literature and all other related materials in eye readable form supplied to the 1BRO by TelUPay for aiding the use of the TelUPay Services

1.9.        "TelUPay System" means the TelUPay Services and the Services Documentation.

2.        TERM. This SPA shall remain in full force and effect from the Effective Date up to five (5) years from the ACCEPTANCE DATE defined as the date of the issuance of Acceptance Certificate of the Mobile Wallet System unless otherwise extended upon the mutual written agreement of the Parties, or earlier terminated in accordance with this SPA.

3.        INSTALLATION CHARGES. It is understood by the Parties herein that the installation, evaluation and testing of the TelUPay Services under the Mobile Wallet System shall be at no costs to 1BRO. However; any requested additional development outside of the scope of this SPA shall be subject to approval of both Parties before commencing any work. TelUPay reserves the right to charge additional development , testing and implementation fees on any requests outside of this SPA .

4.        MOBILE WALLET SYSTEM.

4.1.        The Mobile Wallet System shall be conducted accordingly:

4.1.1.        Installation of the TelUPay Services in the Pilot Server Set-Up in the 1BRO's premises to be completed within ninety (90) calendar days from Effective Date.

4.1.2.        Data gathering begins wherein TelUPay shall send a team of technical personnel to the 1BRO's premises and complete this phase within fourteen (14) calendar days. 1BRO shall provide an assigned technical team for the Mobile Wallet System and shall extend all reasonable assistance and support in this regard to the TelUPay team.

4.1.3.        Upon completion of the installation, both Parties shall work together to complete the configuration within fourteen (14) calendar days. 1BRO shall provide and be responsible for the testing environment in compliant with the TelUPay Services operational requirements.

4.1.4.        Upon the completion of the configuration, TelUPay shall issue 1BRO, a written Notice to Commence Testing signifying the TelUPay Services' readiness for user testing and evaluation to be completed with the corresponding test and evaluation reports to be completed in ten (10) calendar days .

4.2.        Both Parties shall agree and establish the following testing and evaluation process:

4.2.1.        TelUPay Services system usage, and key metrics; plan and design tests (to include scenarios and models)

4.2.2.        TelUPay Services system and user performance and acceptance criteria for each end-to- end testing:

4.2.2.1.        systems integration test

4.2.2.2.        user acceptance test

4.2.2.3.        production verification test

4.2.3.        Install and prepare test environment , tools, & resource monitors.

4.2.4.        Script the performance tests as designed.

4.2.5.        Run and monitor tests. Validate tests, test data, and results.

4.2.6.        Analyze the data individually and as a cross-functional team.

4.2.7.        Consolidate and share results.

4.2.8.        Issuance of performance reports and Acceptance Certificate .

4.3.        Upon release and review of test reports certified by both Parties, 1BRO would issue an evaluation report on the TelUPay Services and upon meeting the standards and criteria set by both Parties, 1BRO shall issue to TelUPay, an Acceptance Certificate or otherwise have deemed to have issued an acceptance of the TelUPay Services confirming both Parties to proceed with the production.

4.4.        With the completion of the Mobile Wallet System and issuance of the Acceptance Certificate or deemed acceptance of the TelUPay Services, any further development for the modification or alteration of the agreed scope of work, business processes, features, or functionality shall be part of the production as agreed upon and signed by both Parties.

5.        MOBILE WALLET FUNCTIONALITIES

5.1.        Following are the functionalities of the Mobile Wallet for 1BRO agents and members (JAVA, Android and iPhones)

5.1.1.        Balance Inquiry

5.1.2.        Buy Load

5.1.2.1.        For own phone

5.1.2.2.        For Others

5.1.3.        Pay Bills

5.1.4.        Transfer Funds

5.1.5.        Change Mobile PIN

5.1.6.        View Transaction History

6.        Additional Services for 1BRO provided by TelUPay through 3rd Party

6.1.        BATON (Batch-to-On-line) - this service may be availed by 1BRO. BATON is a service offered by a client of TelUPay, which will allow 1BRO to receive remittances from anywhere and terminate it to the target bank account of the recipient who has a bank account with a MEGALINK member bank(s). This service may be acquired by 1BRO from a partner bank of TelUPay.

6.2.        Electronic Load Aggregation - should 1BRO opt to avail of mobile airtime service, a separate commercial contract for the supply of airtime load shall be entered by the Parties which shall then be made integral part of this SPA. The rates for discount is given in the attached ANNEX A as Schedule of Fees

6.3.        Bulk SMS - the TelUPay Mobile Wallet System is able to generate automatic system replies to queries coming from the end users. This notification service is inherent to the system. TelUPay also provides an integrated messaging platform from a 3rd Party provider which is required in the system. The cost of the SMS shall be for the account of 1BRO. TelUPay requires the bulk SMS to be pre-funded by 1BRO.

7.        TRANSACTION CHARGING FEES, SMS Costs, and SETTLEMENT

7.1.        1BRO shall charge its members for the use of the TelUPay system. The fees generated from the use of the TelUPay system shall be shared between TelUPay and 1BRO.

7.2.        The charging rate per transaction to be followed and the sharing between the Parties are given in ANNEX A as Schedule of Fees

7.3.        All System SMS Replies Costs shall be for the account of 1BRO, through prefunding of the Bulk Message Service.

7.4.        The transaction fees that are due to TelUPay shall be automatically credited in a TelUPay assigned mobile wallet account ("Settlement Account") on a real time basis. The amount of the TelUPay Settlement Account shall be invoiced every end of the month and shall be released to TelUPay within five (5) business days from receipt of the invoice.

8.        Confidentiality and Security.

8.1.        As between TelUPay and 1BRO, any and all information of whatever nature already disclosed or to be disclosed to each other, whether oral, written, or contained in any electronic or other medium ("Information Material"), including, but without limitation to, licenses, processes, services, products, forms, documents, specifications, designs, and structures, and any information derived by the Parties from the Information Materials, including, but not limited to, notes, reports, analyses, data, interpretations, forecasts, records, copies and reviews of the same made by the Parties relating to or with respect the following are deemed Confidential Information:

8.1.1.        Any and all of the TelUPay Services, TelUPay Services Documentation, and the TelUPay System (collectively, "TelUPay Confidential Information"), are confidential and proprietary to TelUPay and shall remain the property of TelUPay.

8.1.2.        Any and all data and information relating to deposits and accounts, funds, property, systems and businesses, and other information of similar nature, including those covered under Republic Act No. 1405, as amended, in the custody and possession of the 1BRO pertaining to its business as an institution and its transactions (collectively, "1BRO Confidential Information") are confidential and proprietary to 1BRO and shall remain the property of the 1BRO.

8.2.        Neither of the Parties shall use nor disclose the other Party's Confidential Information in any manner whatsoever other than in connection with the rights granted in this SPA.

8.3.        Representatives of the Parties who are given access by any Party to the Confidential Information shall be bound by the terms of this Agreement. The term "Representatives " shall mean any director, officer, partner, stockholder, employee, agent and advisor (including, without limitation, lawyer, accountant and consultant) of a Party who strictly needs to have access to the Confidential Information and only to the extent necessary for them to discharge their function or responsibility . This shall include the Representatives of the party's affiliates and subsidiaries.

8.4.        A Party who is in possession of the other Party's Confidential Information shall implement and maintain security measures that it customarily implements and maintains for its own confidential information. Subject to any restrictions imposed by applicable governmental rules and regulations, a Party may require the other Party to implement and maintain security measures and standards for reference source code implementations, shared secret keys, proprietary technology, encryption and decryption keys, private keys as well as source and library files that contain confidential or proprietary information which are in accordance with industry or customary standards of commercial operations practices for managing the Confidential Information.

8.5.        All Confidential Information shall be and shall remain the property of the relevant Party.

8.6.        In case of violation of the confidentiality required in this SPA by a Party, the offended Party may choose at any time to terminate this SPA and the flow of Information Material (but without prejudice to other legal rights and remedies which it may have).

8.7.        Within forty-eight (48) hours from receipt of notice from the offended Party, the offending Party shall return all Information Material and all copies made thereof, and will cause notes, reports, analyses, data, interpretations, forecasts, records, copies and reviews of the same, to be destroyed. Any such destruction shall be certified in writing to the offended Party by the authorized officer of the offending Party supervising the same. No such termination will affect the obligations of the Parties or those of their Representatives herein, all of which obligations shall survive such termination and shall continue in effect.

9.        "As Is" Clause and Disclaimer. TelUPay provides the TelUPay Confidential Information, or any part thereof, enhancements thereto, and any other items, deliverables, information, and support services (if any) supplied by or in behalf of TelUPay on an "as is" basis and with all faults, and hereby disclaims all other warranties, conditions, and representations, whether express, implied or statutory, including, but not limited to, any (if any) implied warranties, duties or conditions of merchantability, of fitness for a particular purpose, of reliability or availability , of accuracy or completeness of responses, of results, all with regard to the TelUPay Confidential Information, and the provision of or failure to provide support or other services, information, software, and related content through the TelUPay Confidential Information or otherwise arising out of the use of the TelUPay Confidential Information.

Notwithstanding the above paragraph, TelUPay warrants that it possesses sufficient authority and licence from the owner/licensor of the TelUPay Confidential Information, the TelUPay Services to use the same for purposes of the Mobile Wallet System and that such use shall not infringe on the property rights of third parties. In this connection, TelUPay hereby holds 1BRO free and harmless from any such third party claims, liabilities or responsibilities for possible infringement arising from or incidental to any third party claim for infringement on the TelUPay Confidential Information, the TelUPay Services and undertakes to indemnify the 1BRO for any loss or damage it may incur in the said circumstances .

10.        Restrictions.

10.1.        Reservation of Rights. TelUPay reserves all rights not expressly granted to 1BRO in this SPA. Except as provided herein, no use, rights, and/or license is granted by TelUPay, either directly or by implication, estoppel, or otherwise, and any rights not expressly granted to 1BRO hereunder are reserved by Service Provider. No licence is granted for any products or services of Service Provider. 1BRO is not granted the license or any rights or interest to develop, manufacture, sell, lease, dispose, implement, or distribute the TelUPay Services nor to review and study the same with other parties not authorized by this SPA.

10.2.        Prohibition On Reverse Engineering, Decompilation, Disassembly, etc. 1BRO shall not reproduce, distribute, market, disclose, reverse engineer, decode, decompile, disassemble, license, assign, transfer, or allow the unauthorized use or disclosure of any part or the whole of the TelUPay Confidential Information.

10.3.        Ownership of TelUPay Services. TelUPay Services may be installed on 1BRO's server specifically allocated for the operation of the Mobile Wallet System provided that the TelUPay Services are and will remain the property of TelUPay and/or its licensor.

10.4.        Retention of Ownership. Any and all of the TelUPay Confidential Information shall be and remain the property of TELUPAY and/or its licensor, and 1BRO shall have no rights, title or interest in and to the same.

10.5.        No Licence Granted. Nothing in this SPA shall be construed or interpreted to grant any licence in favor of 1BRO over the whole or part of the TelUPay Confidential Information.

10.6.        Regulatory permits. 1BRO undertakes to secure business or government regulatory licenses, permits and approvals that are necessary, or considered appropriate and advisable, for the installation and maintenance of the TelUPay Confidential Information. TelUPay undertakes to cooperate with 1BRO to secure these licenses, permits and approvals.

11.        Termination and Notice.

11.1.        Either Party may terminate the Mobile Wallet System and/or this SPA at any time upon written notice served upon the other party at least six (6) months prior to the second anniversary year from Effective Date; provided, however, in the event of failure without justifiable reason of TelUPay or for causes not attributable to its fault or omission to comply with or meet the due dates prescribed in this SPA, 1BRO may terminate this SPA without any liability on the part of TelUPay by serving written notice thereof upon TelUPay within thirty (30) calendar days from the appropriate due date. Thereupon, 1BRO shall cease and desist from using the TelUPay Confidential Information without need of further notice. Upon termination, TelUPay shall proceed to physically remove its TelUPay Services from 1BRO's server and premises.

11.2.        Return of embodiments or records of Confidential Information and other property. Upon termination of this SPA, each of the Parties shall immediately return to the other Party the entirety of such other Party's Confidential Information and other property that may be in its possession or in the possession of its directors, officers, employees, staff, consultants, agents, and representatives. The returning Party shall then execute a sworn Acknowledgment that it has returned the entirety of the other Party's Confidential Information and property.

12.        Assignability. TelUPay hereby reserves its right to assign all or part of the TelUPay Confidential Information, and/or this SPA to any of its ascendant companies, subsidiaries, affiliates or related companies without need of consent on the part of 1BRO. However, a written notice of the said assignment shall be provided to 1BRO at least 30 days prior to the effective date of the assignment.

13.        Governing Law. This SPA shall be governed by and construed in accordance with the laws of the Republic of the Philippines.

            IN WITNESS WHEREOF, the Parties to this SPA have caused it to be executed by their duly authorized officers as of the date and at the place first written above.

	TELUPAY (PHILIPPINES) INC.		1BRO GLOBAL INC.
By:	/s/ Preseveranda Hernandez	By:	/s/ Rico D. Lorredo
	____________________________ PERSEVERANDO HERNANDEZ Director/Founder		____________________________ RICO D. LORREDO President/CEO
As Witnessed by:
	/s/ Rosarito Carrillo		/s/ Alan Burgos
	____________________________ ROSARITO CARRILLO COO		____________________________ ALAN BURGOS Marketing/Admin

SUBSCRIBED AND SWORN TO BEFORE ME THIS DAY OF MAY 27, 2013 IN THE CITY OF MAKATI, PHILIPPINES. AFFIANT EXHIBITED TO ME HIS/HER VALID I.D. WITH NUMBER_______, ISSUED ON_________, ISSUED AT ______________.

Doc. No. 129
Page No. 21
Book No. 110
Series of 2013

ATTY. VIRGILIO R. BATALLA
NOTARY PUBLIC FOR MAKATI CITY
APPOINTMENT NO. M-35
UNTIL DECEMBER 31, 2014
ROLL OF ATTORNEY 48340
MOLE COMPLIANCE NO. III-21854
NO. 706762 LIFETIME MEMBER
PTR NO. 356-0329 JAN 2, 2013
EXECUTIVE BLDG. CENTER
MAKATI AVE., COR JUPITER ST

Annex "A"
Schedule of Fees
TRANSACTION FEE SHARING (TABLE 1)

item	TRANSACTION	TRANSACTION FEE (PESOS)	SMS REPLIES COST (PHP)	1BRO SHARE (PHP)	TeiUPay SHARE (PHP)
1	BALANCE INQUIRY	2.000	0.750	0.625	0.625
2	BUY LOAD	2.000	0.750	0.625	0.625
3	PAY BILLS	5.000	0.750	2.125	2.125
4	TRANSFER FUND	7.500	0.750	3.375	3.375
5	CHANGE MPIN	2.000	0.750	0.625	0.625
6	VIEW HISTORY
	LAST 3 TRANSACTIONS	2.000	0.750	0.625	0.625
	LAST 6 TRANSACTIONS	3.500	1.500	1.000	1.000
	LAST 9 TRANSACTIONS	5.000	2.250	1.375	1.375

3rd PARTY REVENUES (TABLE 2)

DECRIPTION	1BRO	AGENT/CENTER	MEMBER	TeiUPay
BUY LOAD DISCOUNT	15%	30%	40%	15%
BILLERS COMMISSION	15%	30%	40%	15%

3rd party commissions are paid by the load aggregator or biller institution either as discount or collection fee. Load aggregators give discounts from airtime load purchases given in table 3 below, that discount is split between 1 bro, the 1 bro member or agent and TelUPay. Billers' commission are given by the biller institution as a fee for collecting on the their behalf.

AIRTIME LOAD DISCOUNTS (TABLE 3)

Item	Code	Product	Price	Discount	Fee	Outlet Price
1	AMAX 15	Autoloadmax 15	15	10%	1.50	13.50
2	AMAX 16	Autoloadmax 16	16	10%	1.60	14.40
3	AMAX17	Autoloadmax 17	17	10%	1.70	15.30
4	AMAX 18	Autoloadmax 18	18	10%	1.80	16.20
5	AMAX 19	Autoloadmax 19	19	10%	1.90	17.10
6	AMAX 20	Autoloadmax 20	20	10%	2.00	18.00
7	AMAX 21	Autoloadmax 21	21	10%	2.10	18.90
8	AMAX 22	Autoloadmax 22	22	10%	2.20	19.80
9	AMAX 23	Autoloadmax 23	23	10%	2.30	20.70
10	AMAX 24	Autoloadmax 24	24	10%	2.40	21.60
11	AMAX 25	Autoloadmax 25	25	10%	2.50	22.50
12	AMAX 26	Autoloadmax 26	26	10%	2.60	23.40
13	AMAX 27	Autoloadmax 27	27	10%	2.70	24.30
14	AMAX 28	Autoloadmax 28	28	10%	2.80	25.20
15	AMAX 29	Autoloadmax 29	29	10%	2.90	26.10
16	AMAX 30	Autoloadmax 30	30	10%	3.00	27.00
17	AMAX 31	Autoloadmax 31	31	12%	3.72	27.28
18	AMAX 32	Autoloadmax 32	32	12%	3.84	28.16
19	AMAX 33	Autoloadmax 33	33	12%	3.96	29.04
20	AMAX 34	Autoloadmax 34	34	12%	4.08	29.92
21	AMAX 35	Autoloadmax 35	35	12%	4.20	30.80
22	AMAX 36	Autoloadmax 36	36	12%	4.32	31.68
23	AMAX 37	Autoloadmax 37	37	12%	4.44	32.56
24	AMAX 38	Autoloadmax 38	38	12%	4.56	33.44
25	AMAX 39	Autoloadmax 39	39	12%	4.68	34.32
26	AMAX 40	Autoloadmax 40	40	12%	4.80	35.20
27	AMAX 41	Autoloadmax 41	41	12%	4.92	36.08
28	AMAX 42	Autoloadmax 42	42	12%	5.04	36.96
29	AMAX 43	Autoloadmax 43	43	12%	5.16	37.84
30	AMAX 44	Autoloadmax 44	44	12%	5.28	38.72
31	AMAX 45	Autoloadmax 45	45	12%	5.40	39.60
32	AMAX 46	Autoloadmax 46	46	12%	5.52	40.48
33	AMAX 47	Autoloadmax 47	47	12%	5.64	41.36
34	AMAX 48	Autoloadmax 48	48	12%	5.76	42.24
35	AMAX 49	Autoloadmax 49	49	12%	5.88	43.12
36	AMAX 50	Autoloadmax 50	50	12%	6.00	44.00
37	AMAX 51	Autoloadmax 51	51	12%	6.12	44.88
38	AMAX 52	Autoloadmax 52	52	12%	6.24	45.76
39	AMAX 53	Autoloadmax 53	53	12%	6.36	46.64
40	AMAX 54	Autoloadmax 54	54	12%	6.48	47.52
41	AMAX 55	Autoloadmax 55	55	12%	6.60	48.40
42	AMAX 56	Autoloadmax 56	56	12%	6.72	49.28
43	AMAX 57	Autoloadmax 57	57	12%	6.84	50.16
44	AMAX 58	Autoloadmax 58	58	12%	6.96	51.04
45	AMAX 59	Autoloadmax 59	59	12%	7.08	51.92
46	AMAX 60	Autoloadmax 60	60	12%	7.20	52.80
47	AMAX 61	Autoloadmax 61	61	12%	7.32	53.68
48	AMAX 62	Autoloadmax 62	62	12%	7.44	54.56
49	AMAX 63	Autoloadmax 63	63	12%	7.56	55.44
50	AMAX 64	Autoloadmax 64	64	12%	7.68	56.32
51	AMAX 65	Autoloadmax 65	65	12%	7.80	57.20
52	AMAX 66	Autoloadmax 66	66	12%	7.92	58.08
53	AMAX 67	Autoloadmax 67	67	12%	8.04	58.96
54	AMAX 68	Autoloadmax 68	68	12%	8.16	59.84
55	AMAX 69	Autoloadmax 69	69	12%	8.28	60.72
56	AMAX 70	Autoloadmax 70	70	12%	8.40	61.60
57	AMAX 71	Autoloadmax 71	71	12%	8.52	62.48
58	AMAX 72	Autoloadmax 72	72	12%	8.64	63.36
59	AMAX 73	Autoloadmax 73	73	12%	8.76	64.24
60	AMAX 74	Autoloadmax 74	74	12%	8.88	65.12
61	AMAX 75	Autoloadmax 75	75	12%	9.00	66.00
62	AMAX 76	Autoloadmax 76	76	12%	9.12	66.88
63	AMAX 77	Autoloadmax 77	77	12%	9.24	67.76
64	AMAX 78	Autoloadmax 78	78	12%	9.36	68.64
65	AMAX 79	Autoloadmax 79	79	12%	9.48	69.52
66	AMAX 80	Autoloadmax 80	80	12%	9.60	70.40
67	AMAX 81	Autoloadmax 81	81	12%	9.72	71.28
68	AMAX 82	Autoloadmax 82	82	12%	9.84	72.16
69	AMAX 83	Autoloadmax 83	83	12%	9.96	73.04
70	AMAX 84	Autoloadmax 84	84	12%	10.08	73.92
71	AMAX 85	Autoloadmax 85	85	12%	10.20	74.80
72	AMAX 86	Autoloadmax 86	86	12%	10.32	75.68
73	AMAX 87	Autoloadmax87	87	12%	10.44	76.56
74	AMAX 88	Autoloadmax 88	88	12%	10.56	77.44
75	AMAX 89	Autoloadmax 89	89	12%	10.68	78.32
76	AMAX 90	Autoloadmax 90	90	12%	10.80	79.20
77	AMAX 91	Autoloadmax 91	91	12%	10.92	80.08
78	AMAX 92	Autoloadmax 92	92	12%	11.04	80.96
79	AMAX 93	Autoloadmax 93	93	12%	11.16	81.84
80	AMAX 94	Autoloadmax 94	94	12%	11.28	82.72
81	AMAX 95	Autoloadmax 95	95	12%	11.40	83.60
82	AMAX 96	Autoloadmax 96	96	12%	11.52	84.48
83	AMAX 97	Autoloadmax 97	97	12%	11.64	85.36
84	AMAX 98	Autoloadmax 98	98	12%	11.76	86.24
85	AMAX 99	Autoloadmax 99	99	12%	11.88	87.12
86	AMAX 100	Autoloadmax 100	100	12%	12.00	88.00
87	AMAX 101	Autoloadmax 101	101	12%	12.12	88.88
88	AMAX 102	Autoloadmax 102	102	12%	12.24	89.76
89	AMAX 103	Autoloadmax 103	103	12%	12.36	90.64
90	AMAX 104	Autoloadmax 104	104	12%	12.48	91.52
91	AMAX 105	Autoloadmax 105	105	12%	12.60	92.40
92	AMAX 106	Autoloadmax 106	106	12%	12.72	93.28
93	AMAX 107	Autoloadmax 107	107	12%	12.84	94.16
94	AMAX 108	Autoloadmax 108	108	12%	12.96	95.04
95	AMAX 109	Autoloadmax 109	109	12%	13.08	95.92
96	AMAX 110	Autoloadmax 110	110	12%	13.20	96.80
97	AMAX 111	Autoloadmax 111	111	12%	13.32	97.68
98	AMAX 112	Autoloadmax 112	112	12%	13.44	98.56
99	AMAX 113	Autoloadmax 113	113	12%	13.56	99.44
100	AMAX 114	Autoloadmax 114	114	12%	13.68	100.32
101	AMAX 115	Autoloadmax 115	115	12%	13.80	101.20
102	AMAX 116	Autoloadmax 116	116	12%	13.92	102.08
103	AMAX 117	Autoloadmax 117	117	12%	14.04	102.96
104	AMAX 118	Autoloadmax 118	118	12%	14.16	103.84
105	AMAX 119	Autoloadmax 119	119	12%	14.28	104.72
106	AMAX 120	Autoloadmax 120	120	12%	14.40	105.60
107	AMAX 121	Autoloadmax 121	121	12%	14.52	106.48
108	AMAX 122	Autoloadmax 122	122	12%	14.64	107.36
109	AMAX 123	Autoloadmax 123	123	12%	14.76	108.24
110	AMAX 124	Autoloadmax 124	124	12%	14.88	109.12
111	AMAX 125	Autoloadmax 125	125	12%	15.00	110.00
112	AMAX 126	Autoloadmax 126	126	12%	15.12	110.88
113	AMAX 127	Autoloadmax 127	127	12%	15.24	111.76
114	AMAX 128	Autoloadmax 128	128	12%	15.36	112.64
115	AMAX 129	Autoloadmax 129	129	12%	15.48	113.52
116	AMAX 130	Autoloadmax 130	130	12%	15.60	114.40
117	AMAX 131	Autoloadmax 131	131	12%	15.72	115.28
118	AMAX 132	Autoloadmax 132	132	12%	15.84	116.16
119	AMAX 133	Autoloadmax 133	133	12%	15.96	117.04
120	AMAX 134	Autoloadmax 134	134	12%	16.08	117.92
121	AMAX 135	Autoloadmax 135	135	12%	16.20	118.80
122	AMAX 136	Autoloadmax 136	136	12%	16.32	119.68
123	AMAX 137	Autoloadmax 137	137	12%	16.44	120.56
124	AMAX 138	Autoloadmax 138	138	12%	16.56	121.44
125	AMAX 139	Autoloadmax 139	139	12%	16.68	122.32
126	AMAX 140	Autoloadmax 140	140	12%	16.80	123.20
127	AMAX 141	Autoloadmax 141	141	12%	16.92	124.08
128	AMAX 142	Autoloadmax 142	142	12%	17.04	124.96
129	AMAX 143	Autoloadmax 143	143	12%	17.16	125.84
130	AMAX 144	Autoloadmax 144	144	12%	17.28	126.72
131	AMAX 145	Autoloadmax 145	145	12%	17.40	127.60
132	AMAX 146	Autoloadmax 146	146	12%	17.52	128.48
133	AMAX 147	Autoloadmax 147	147	12%	17.64	129.36
134	AMAX 148	Autoloadmax 148	148	12%	17.76	130.24
135	AMAX 149	Autoloadmax 149	149	12%	17.88	131.12
136	AMAX 150	Autoloadmax 150	150	12%	18.00	132.00
137	eLoad 15	Smart eLoad 15	15	9%	1.35	13.65
138	eLoad 30	Smart eLoad 30	30	9%	2.70	27.30
139	eLoad 50	Smart eLoad 50	50	9%	4.50	45.50
140	eLoad 60	Smart eLoad 60	60	9%	5.40	54.60
141	eLoad 100	Smart eLoad 100	100	9%	9.00	91.00
142	eLoad 115	Smart eLoad 115	115	9%	10.35	104.65
143	eLoad 200	Smart eLoad 200	200	9%	18.00	182.00
144	eLoad 300	Smart eLoad 300	300	9%	27.00	273.00
145	eLoad 500	Smart eLoad 500	500	9%	45.00	455.00
146	eLoad 1000	Smart eLoad 1000	1000	9%	90.00	910.00
147	Xload 15	Xpressload 15	15	9%	1.35	13.65
148	Xload 20	Xpressload 20	20	9%	1.80	18.20
149	Xload 25	Xpressload 25	25	9%	2.25	22.75
150	Xload 30	Xpressload 30	30	9%	2.70	27.30
151	Xload 50	Xpressload 50	50	11.5%	5.75	44.25
152	Xload 75	Xpressload 75	75	11.5%	8.63	66.38
153	Xload 100	Xpressload 100	100	11.5%	11.50	88.50
154	Xload 150	Xpressload 150	150	11.5%	17.25	132.75
155	Xload 300	Xpressload 300	300	11.5%	34.50	265.50
156	Xload 500	Xpress load 500	500	11.5%	57.50	442.50